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                                                                    EXHIBIT 4.3

Number D-_                                                     [_______] Shares
                                                       Series D Preferred Stock



                        SUPERCONDUCTOR TECHNOLOGIES INC.
                             A Delaware Corporation

                         CAPITAL STOCK 32,000,000 SHARES
                                Par Value $0.001



Preferred Stock 2,000,000 Shares                  Common Stock 30,000,000 Shares


THIS CERTIFIES THAT *****[STOCKHOLDER]***** is the record holder of ***[NUMBER]*** fully paid and nonassessable shares of Series D Preferred Stock of SUPERCONDUCTOR TECHNOLOGIES INC., transferable only on the share register of said corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

         This certificate and the shares represented thereby shall be held subject to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, a copy of each of which is no file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws are imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, asserts and agrees to be bound.

         Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Certificate of Incorporation and the Bylaws.

         WITNESS the Seal of the corporation and the signature of its duly authorized officers this ___ day of ____, 1999.


_______________________________                 _______________________________
James G. Evans, Jr., Secretary                  M. Peter Thomas, President



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THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT
BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH
SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.





FOR VALUE RECEIVED ______________________________ hereby sells, assigns, and transfers unto ___________________ ____________________ Shares represented by the within certificate and do hereby irrevocably constitute and appoint ____________________________, attorney to transfer the said shares on the share register of the within named corporation with full power of substitution in the premises.



DATED ___________________, 199__



IN PRESENCE OF __________________________       _______________________________
                      (Witness)                         (Stockholder)




                                                _______________________________
                                                       (Stockholder)